Exhibit 10.34

PROMISSORY NOTE

This Promissory Note (“Note”) is made effective as of this 26th day of July, 2007 (“Effective Date”), by and among Global Energy, Inc., a corporation organized under the laws of the State of Ohio, (“Grantor”), and Ohio National Financial Services, Inc. (“Lender”).

RECITALS

Grantor had previously executed and delivered to Lender its guaranty of a certain Promissory Note from Lima Energy Company to Lender, dated January 19, 2004 to evidence a loan obligation in the principal amount of $2,000,000.00 payable to the order of Lender, as previously amended effective January 19, 2005, January 19, 2006, April 19, 2006, July 28, 2006, October 31, 2006, December 30, 2006, and March 5, 2007 (hereinafter referred to as the “Original Note”) as secured by, among other things:

Security Agreement, Guaranty, Personal Guaranty, Pledge Agreements, and UCC-1 Financing Statement by and between Grantor, Guarantor, Personal Guarantor (as such terms are defined in the Original Note), respectively, on the one hand, and Lender, on the other hand, all dated January 19, 2004

(collectively, together with all other instruments related to the Original Note, the Guaranty, Personal Guaranty, each as amended from time to time, including but not limited to the Supplemental Pledge and Assignment Agreement and the Supplemental Personal Guaranty and all other instruments related thereto, the “ Original Loan Documents”).

In consideration of Lender’s agreement to terminate the Original Loan Documents and release Lima Energy Company and Grantor from all obligations thereunder, including but not limited to the obligation to pay Additional Interest (as such term is defined in the Original Note) under the Original Note in the amount of Two Million and 00/100 Dollars ($2,000,000.00) and accrued interest in the amount of Forty-six Thousand Three Hundred Eighty-three and 11/100 Dollars ($46,383.11), Grantor has agreed to execute this Note in favor of Lender as evidence of its assumption of such obligations as set forth in this Note.

TERMS

Obligation. For Value Received, Grantor hereby unconditionally promises to pay to the order of Lender, at its office at One Financial Way, Cincinnati, OH 45242 or to such other address as Lender may in writing direct from time to time, the principal amount of Two Million Forty-six Thousand Three Hundred Eighty-three and 11/100 Dollars ($2,046,383.11) (“Principal”), representing an amount equal to the Additional Interest and accrued interest due and payable under the Original Note.

Repayment. The entire amount of principal and accrued interest on this Note shall be due and payable on demand by Lender or subsequent Holder of the Note.

Due and Payable: All unpaid Principal together with all accrued interest shall be immediately due and payable in full upon Lender’s demand. The demand rights provided for in this paragraph shall not prejudice any right which the Lender may otherwise have to receive payment of the principal sum and all accrued interest in accordance with the terms hereof. The failure or delay of the Lender to exercise such option or any other right to which the Lender may be entitled shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent event or default.

Interest. Grantor promises to pay interest on the unpaid balance of the Principal amount and accrued interest of the Loan from and including the date of the Note but excluding the date the Loan shall be paid in full at an initial interest rate of nine percent (9%) per annum. Interest shall be compounded and calculated on the basis of 30-day months and a 360 day year. Interest shall accrue and shall be paid quarterly in arrears beginning December 31, 2007; provided, however, that no interest shall be due and payable hereunder if the entire Principal balance of this Note is paid on or before the earlier of: (i) the date of any Initial Public Offering of the shares of Grantor’s common stock or (ii) December 31, 2007.

Default Rate. After the occurrence of a default under the this Note, Lender, at its sole option, upon written notice to Grantor, may increase the interest rate on this Note by an additional four percent (4%) per year effective on the date of such notice (“Default Rate”). The Default Rate shall accrue on any judgment rendered hereon or in connection with any foreclosure of the Collateral.

Payments. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds (“lawful money”) at Lender’s office specified in this Note. Whenever any payments to be made hereunder (including Principal or accrued interest) shall be stated to be due on a day on which Lender’s head office is not open for business, that payment will be due on the next following banking day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

No Prepayment. No amount due and payable hereunder may be paid before the date such payment is due except under such conditions and for such consideration as Lender may agree to in its sole discretion.

FEES AND EXPENSES

Expenses. The Grantor agrees to reimburse the Lender upon demand, whether or not any loan is made under this Note, for: (i) filing, recording and search fees, appraisal fees, legal fees and expenses, escrow fees, title report fees, documentation fees, and other similar fees, costs and expenses incurred by the Lender; (ii) any expenses the Lender incurs in the preparation of this Note and any agreement or instrument required by this Note. Expenses include, but are not limited to (iii) reasonable attorneys’ fees incurred by Lender for the preparation or enforcement of this Note and (iv) any sales, use, registration, property, stamp or other taxes which may be payable with respect to the execution or delivery of this Note or any agreement or instrument required by this Note.

CONDITIONS PRECEDENT

The Lender must receive the following items, in form and content acceptable to the Lender, before it is required to extend any credit to the Grantor under this Note:

Authorizations. Evidence that the execution, delivery and performance by the Grantor of this Note and any instrument or agreement required under the Note has been duly authorized.

Corporate Documents. A complete copy of the Grantor’s Articles of Incorporation and Code of Regulations, as amended.

Good Standing. Certificates of good standing for the Grantor from its state of incorporation and from any other state in which the Grantor is required to qualify to conduct its business.

REPRESENTATIONS AND WARRANTIES

The undersigned Grantor represents and warrants upon the execution and delivery of this Note, that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of Grantor’s knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consent have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally; (f) all financial statements and related information furnished and to be furnished to Lender from time to time by the Grantor are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Grantor, threatened against or affecting Grantor before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the Grantor or which may materially adversely affect the financial condition, operations, properties or business of the Grantor or the ability of Grantor to perform its obligation under this Note; and (h) there has been no material adverse change in the financial condition of Grantor since the last such financial statements or information.

MISCELLANEOUS

GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

Consent to Jurisdiction. The Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Hamilton County, Ohio, in any action, claim or other proceeding arising out of or any dispute in connection with this Note, any rights or obligations hereunder, or the performance of such rights or obligations. The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Note, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property in any manner permitted by applicable law. Nothing in this Section shall affect the right of the Lender to bring any action or proceeding against the Grantor or its properties in the courts of any other jurisdictions.

No Commitments. The Grantor acknowledges that the Lender has made no commitment to extend any additional credit to the Grantor or to continue the credit provided hereunder after this Note expires or is terminated as provided herein.

Waivers. Grantor waives presentment, protest, notice of dishonor, demand for payment and notice of acceleration and intention to accelerate maturity. Grantor agrees that Lender may grant any releases, compromises or indulgences with respect to any collateral securing this Note or with respect to any other person liable primarily or secondarily with respect thereto, all without notice to or consent of Grantor and without affecting the liability of Grantor under this Note.

Benefit of Parties, Successors and Assigns. All representations, warranties, covenants and agreements contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Grantor and the Lender and their respective successors and permitted assigns. Lender’s interest in and rights under this Note are freely assignable, in whole or in part, by Lender. Grantor may not assign its obligations hereunder without the consent of Lender.

Entire Agreement, Severable. This Note constitutes the entire agreement of the Grantor, the Personal Guarantor, Lima Energy Company and the Lender with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties including all of the Original Loan Documents (including in particular (i) that certain note by the Grantor in favor of the Lender, dated as of July 26, 2007, executed in error, and (ii) that certain letter dated as of July 23, 2007 from Grantor to the Lender, each of which was and is of no effect), and all rights and obligations under the Original Loan Documents are hereby released and terminated. In the event of any conflict between this Note and any other agreement or instrument related hereto, this Note will prevail. If any part of this Note is not enforceable, the rest of the Note may be enforced. The Lender retains all rights hereunder, even if it makes a loan after default. If the Lender waives a default, it may enforce a later default. Any consent or waiver under this Note must be in writing.

Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission or (to Lender at 513-794-4645 or to Grantor at 513-621-5947 (ii) the next business day after delivered to a reputable overnight courier for which it is intended at the address as set forth herein. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

Amendments. This Note may not be amended, changed, waived, supplemented, discharged or terminated orally but only by an agreement in writing signed by party against whom the enforcement is sought.

No Usury. All agreements in this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any related document at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstances whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the Principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Grantor.

Time is of the Essence. Time is of the essence with respect to all of Grantor’s obligations and agreements under this Note and the performance of all provisions hereof and thereof.

Waiver of Jury Trial. THE GRANTOR AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (B) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS NOTE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. IN ADDITION, GRANTOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY LENDER AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Grantor has caused this Note to be executed this 26th day of July, 2007.

GLOBAL ENERGY, INC.

By:	/s/ Harry H. Graves
Name: Harry H. Graves
Title: President
Address: 312 Walnut Street, Suite 2300 Cincinnati, OH 45202

Agreed and Accepted:

OHIO NATIONAL FINANCIAL SERVICES, INC.

By:	/s/ Christopher A. Carlson
Name: Christopher A. Carlson

Title: Senior Vice President and Chief Investment Officer

Signature page to Amended and Restated Promissory Note